Exhibit 10.63

                           STOCK REDEMPTION AGREEMENT

     THIS STOCK REDEMPTION AGREEMENT ("Agreement") is entered into this 22nd day of December, 1997, by and among NOBLE INTERNATIONAL, LTD., a Michigan corporation ("Company"), and TWENTY-FIRST CENTURY OFF-SHORE FUND, LTD., a Bahamian open-ended corporation ("Twenty-First").

     1. REDEMPTION OF PREFERRED SHARES.

        1.1 Preferred Shares. On the basis of the representations and warranties and subject to the terms and conditions hereinafter set forth, Twenty-First agrees to sell, assign and transfer, and Company agrees to purchase from Twenty-First all of its right, title and interest in and to Thirty Eight Thousand (38,000) shares of the outstanding, $100.00 par value Series A Preferred Stock of the Company (the "Preferred Shares").

        1.2 Common Shares. On the basis of the representations and warranties and subject to the terms and conditions hereinafter set forth, Twenty-First agrees to sell, assign and transfer, and Company agrees to purchase from Twenty-First of all of its right, title and interest in and to Sixty Four Thousand Eight Hundred Thirty Eight (64,838) shares of the no par value Common Stock of the Company (the "Common Shares") (the "Common Shares" and the "Preferred Shares" may collectively be referred to as the "Shares").

     2. CONSIDERATION AND PAYMENT.

        2.1 Purchase Consideration. As consideration for the purchase of the Shares, Company will pay Twenty-First the sum of Three Million Eight Hundred Forty Nine Thousand Dollars ($3,849,000) by wire transfer payable to Twenty-First.

        2.2 Twenty First's Conveyance and Transfer. Twenty-First shall deliver to Company, on December 22, 1997 (the "Closing Date"), Certificate No. 100 representing the Preferred Shares free and clear of any liens, claims or encumbrances accompanied by an Assignment Separate From Certificate duly endorsed for transfer of the Shares to Company.



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        2.3 Twenty-First's Conveyance and Transfer. Twenty-First shall deliver to company, on December 22, 1997 (the "Closing Date"), Certificate No. 0023 representing the Common Shares free and clear of any liens, claims or encumbrances accompanied by an Assignment Separate From Certificate duly endorsed for transfer of the Share to Company. The parties hereto agree that the Shares being redeemed hereunder include all rights to dividends and other distributions with respect thereto and that Twenty-First shall have no right to any dividends or other distributions which are hereafter paid which may be attributable to Company's operations prior to or after the date hereof.

     4. REPRESENTATIONS AND WARRANTIES. Twenty-First hereby makes the following representations, warranties and covenants, each of which shall survive the Closing Date, as follows:

        4.1 Title to the Shares. Twenty-First is the record holder and the beneficial owner of the Shares. Twenty-First represents and warrants that Company shall receive good and marketable title to the Shares as of the Closing Date, free and clear of all and any liability, security agreement, title retention device, pledge, lien, charge, claim, restriction and encumbrance whatsoever. Twenty-First warrants and agrees to forever defend the same against all persons whomsoever claim an interest therein.

        4.2 Breach of Other Agreements. Neither the execution of this Agreement nor the performance of the obligations of the parties hereunder will conflict with or result in a breach of or constitute a default under any law, rule, regulation, judgment order or decree of any court, arbitrator or governmental agency or instrumentality or any agreement to which Twenty-First is a party or is subject, or by which Twenty-First's property is bound.

     5. CLOSING. On the Closing Date, Twenty-First shall deliver to Company the items described in Sections 2.2 and 2.3 to be delivered by Twenty-First and Company shall deliver to Twenty-First the items described in Sections 2.1 to be delivered by Company.

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     6. GENERAL PROVISIONS.

        6.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties.

        6.2 Amendment or Modification. The parties hereto may amend or modify this Agreement in such manner as may be agreed upon only by a written instrument executed by such parties.

        6.3 Attorney's Fees. In the event any party hereunder is required to employ an attorney to bring suit to take action for the enforcement or breach of any provision of this Agreement, the prevailing party shall be allowed reasonable attorneys' fees and costs as set by the court.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into and signed as of the date first above written.

                                        NOBLE INTERNATIONAL, LTD.
                                        A Michigan corporation


                                         /s/ Michael C. Azar
                                        ----------------------------------
                                        By:  Michael C. Azar
                                        Its: Secretary and General Counsel


                                        TWENTY-FIRST CENTURY
                                        OFF-SHORE FUND, LTD.
                                        A Bahamian open-ended corporation


                                         /s/ Richard K. Mastain
                                        ----------------------------------
                                        By:  Richard K. Mastain
                                        Its: Managing Director









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